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                                                                    Exhibit 99.2

                             Boykin Lodging Company
                              Amended and Restated
                               COO Severance Plan

                                    ARTICLE 1

                             PURPOSE AND DEFINITIONS

1. Purpose. The purpose of this Boykin Lodging Company Amended and Restated COO Severance Plan (the "Plan") is to protect a certain key employee against an involuntary loss of employment under certain circumstances following a change in control of Boykin Lodging Company. To the extent that the Plan is considered to be a plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), it shall be considered an unfunded plan maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees, within the meaning of U.S. Department of Labor Regulations
      Section 2520.104-24.

2. Definitions. The following words and phrases as used herein shall have the following meanings, unless a different meaning is required by the context:

      "Accountants" shall mean the Company's tax accountants serving immediately prior to a Change of Control (as defined herein).

      "Annual Compensation" shall mean, with respect to the Participant, an amount equal to the sum of (a) the Participant's gross annual base salary at the rate in effect immediately prior to a Change of Control and (b) an amount equal to the Participant's gross annual base salary at the rate in effect immediately prior to a Change of Control multiplied by the Participant's target bonus percentage established by the Compensation Committee for the fiscal year during which a Change of Control occurs.

      "Benefits" shall mean:

                  (a) Continuation of the medical, disability, dental and all other group and individual insurance benefits provided to the Participant by the Company immediately prior to a Change of Control (or, in the event the Company is unable to continue these benefits, payment of amounts necessary for the Participant to obtain them); and

                  (b) Continuation of the payment of the Participant's vehicle allowance (which includes a vehicle payment allowance, reimbursement for automobile insurance and payment of parking expenses) in an amount equal to the allowance in effect immediately prior to a Change of Control.

      "Board of Directors" or "Board" shall mean the Board of Directors of the Company as constituted at any time.

      "Cause" shall mean any act or any failure to act on the part of the Participant which constitutes a felony for which the Participant is convicted or pleads nolo contendere.

      "Change of Control" with respect to the Company shall be deemed to have taken place if any of the following events occur:

                  (a) The Board of Directors or shareholders of the Company approve a consolidation or merger that results in the shareholders immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power or total fair market value of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger; or

                  (b) The Board of Directors or shareholders of the Company approve the sale of substantially all of the assets of the Company to one Person or a group of Persons acting together that is unrelated (within the meaning of Section 409A of the Code and the

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                        regulations thereunder) to the Company or the
                        liquidation or dissolution of the Company; or

                  (c) Any Person (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any common shares of the Company (or securities convertible into common shares of the Company) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing more than 50% of the voting power or fair market value of the Company's outstanding securities; or

                  (d) During any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute two-thirds of the Board of Directors, unless the election or nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean the Compensation Committee of the Board or any successor thereto or in the event no such committee exists, the Board.

      "Company" shall mean Boykin Lodging Company and any successors thereto by merger, consolidation, liquidation or other reorganization.

      "Good Reason" shall mean the occurrence, on or after a Change of Control, of any of the following with respect to the Participant or his or her status, position, responsibilities or compensation existing immediately prior to that Change of Control, unless the Participant has consented thereto in writing: (a) any limitation of the Participant's responsibilities or duties, or any demotion in the Participant's position with the Company, (b) any removal of the Participant from, or failure to re-elect the Participant to, any of the positions with the Company held by the Participant except in conjunction with an election or appointment to an equal or higher position, (c) any reduction in the salary, incentive compensation and other employee benefits, taken as a whole, (d) any material increase in the Participant's travel obligations, or (e) any change in the Participant's principal work location or the location of the Participant's primary work group by more than 50 miles from the Participant's or primary work group's location immediately prior to the Change of Control. Good Reason shall be deemed to exist under (a) or (b) above if the Participant's position with the Company following a Change of Control is such that, although he maintains his status, position, responsibilities and compensation existing immediately prior to that Change of Control, such status, position or responsibilities are maintained with a subsidiary of the acquiring Person and results in the Participant having a diminution of his status, position or responsibilities with respect to the acquiring Person as a whole (including all affiliates and subsidiaries). For example, Good Reason shall be deemed to exist if following a Change of Control the Company is a subsidiary of the acquiring Person and the Participant is Chief Operating Officer of the Company, but not the acquiring Person.

      "Involuntary Termination" shall mean (a) a Separation from Service (as defined herein) that is brought about by the Company for any reason other than Cause or (b) a Separation from Service by the Participant for Good Reason.

      "Person" shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization or any other legal entity.

      "Participant" shall mean the Company's Chief Operating Officer, subject to Sections 2.1 and 2.2 below.

      "Separation from Service" shall have the meaning ascribed to it in Section 409A of the Code and the regulations thereunder.

      "Severance Amount" shall mean the amount determined pursuant to Section
      3.1.

      "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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                                    ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. The Chief Operating Officer of the Company shall be eligible to become a Participant pursuant to Section 2.2.

2.2 Participation. The Company shall, as soon as practicable after the effective date of the Plan, prepare and send a separate letter of participation ("Participation Letter") to the Participant. The Company's Chief Operating Officer shall not become the Participant unless and until he or she signs and agrees to his or her Participation Letter and the terms and conditions of the Plan.

                                    ARTICLE 3

                                    BENEFITS

3.1 Amount of Severance Benefit. The Severance Amount to which the Participant shall be entitled under the Plan shall be equal to the Participant's Annual Compensation multiplied by two.

3.2 Entitlement; Payment of Severance Amount in Lump Sum; Payment of Benefits. In the event the Participant's employment with the Company terminates within two years after a Change of Control due to an Involuntary Termination, the Severance Amount shall be paid in a lump sum by the Company upon or immediately following the Participant's Involuntary Termination; provided, however, that if the Participant is a key employee of the Company (as defined in Section 409A of the Code), the Severance Amount shall be paid on the earliest date that payment of the Severance Amount can be made without incurring an excise tax pursuant to Section 409A of the Code. In addition, the Company shall provide the Participant with the Benefits for a period of 24 months following the Involuntary Termination.

3.3 Transaction Incentive Bonus. If prior to December 31, 2005 the Company enters into a definitive agreement concerning a transaction the consummation of which will result in a Change of Control and pursuant to which the shareholders of the Company will receive at least $12.00 (whether in cash or securities) per common share, without par value, of the Company, the Participant shall be paid a bonus in the amount of $250,000 in cash at the closing of such transaction (the "Transaction Bonus"). The Participant shall not be paid the Transaction Bonus if the transaction does not close.

3.4   Treatment of Payments; Tax Gross-Up.

            (a) Notwithstanding anything contained herein, if any payment or distribution (including, without limitation, any distribution or payment with respect to the vesting of any stock options or share grants or the vesting of any benefits) to the Participant or for the Participant's benefit (whether paid or payable or distributed or distributable) pursuant to the terms of the Plan or otherwise (a "Payment") would constitute a "parachute payment" within the meaning of Section 280G of the Code, the Severance Amount payable to the Participant shall be reduced to the extent necessary so that no portion of the Payments shall be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"); provided, however, that the Severance Amount shall not be reduced by an amount greater than the amount of the Transaction Bonus, if any, actually paid to the Participant. If after reducing the Severance Amount payable to the Participant by an amount equal to the Transaction Bonus actually paid to the Participant, any portion of the Payments shall be subject to the Excise Tax, then the Company shall pay to or on behalf of the Participant an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The amount of any Gross-Up Payment shall be paid in a lump sum within seven days following such determination by

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                  the Accountants. The foregoing determinations will be made by the Accountants in consultation with the Participant and the Company and in accordance with the analysis, valuations and calculations prepared by the Accountants in connection with
                  Section 3.4(b), below. If the Accountants determine that a reduction is required by this Section 3.4, the Company shall pay such reduced Payments to the Participant. The Participant and the Company will each provide the Accountants access to and copies of any books, records, and documents in the possession of the Participant or the Company, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 3.4.

            (b) The Company shall cause all determinations required to be made under this Section 3.4, including the assumptions to be utilized in arriving at such determinations, to be made by the Accountants, which shall provide the Participant and the Company with their determinations and detailed supporting calculations with respect thereto at least 15 business days prior to the date on which the Participant would be entitled to receive a Payment (or as soon as practicable in the event that the Accountants have less than 15 business days advance notice that the Participant may receive a Payment) in order that the Participant may determine whether the Participant concurs with such determination. All fees and expenses of the Accountants shall be borne solely by the Company. For the purpose of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax. Any determination by the Accountants shall be binding upon the Company and the Participant. As a result of uncertainty in the application of
                  Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the amount of the Payments that the Accountants determine constitute a "parachute payment" within the meaning of Section 280G of the Code will be less than the amount of the Payments that the Internal Revenue Service (the "IRS") determines constitutes a "parachute payment" within the meaning of
                  Section 280G of the Code. In the event that the Accountant's determination is not accepted by the IRS, the Participant shall notify the Company in writing of any such claim by the IRS. Such notification shall be given as soon as practicable after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which any incremental tax attributable to such claim is requested to be paid. In connection with any contest or potential contest of such claim, the Participant and the Company will provide each other access to and copies of any books, records, and documents in the possession of the Participant or the Company, as the case may be, reasonably requested by the other party, and will otherwise cooperate with each other in connection with any such contest or potential contest. In the event that the Participant or the Company contest such claim, the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest. If it is finally determined that the amount of the Payments that the Accountants determined constituted a "parachute payment" within the meaning of Section 280G of the Code is less than the amount of the Payments that the IRS determined constituted a "parachute payment" within the meaning of Section 280G of the Code, the Participant shall repay to the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) within seven days of such determination that amount of the Payments necessary to reduce the Payments such that no portion thereof shall be subject to the Excise Tax; provided, however, that the Participant shall not be required to repay an amount greater than the Transaction Bonus actually received by the Participant. If after the repayment provided for in the immediately preceding sentence the amount of the payments that the Accountants determined constituted a "parachute payment" continues to be less than the amount of the Payments the IRS determined constituted "parachute

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                  payments", then an appropriate adjustment, including penalties and interest, if any, shall be computed (with an additional Gross-Up Payment, if applicable) by the Accountants based upon the final amount of the Excise Tax so determined. Such adjustment shall be paid by the Company in a lump sum within seven days following the computation of such adjustment by the Accountants. Nothing contained in this Section 3.4 shall limit the Participant's ability or entitlement to settle or contest as the case may be, any claim or issue asserted or raised by the IRS. All fees and expenses of the Accountants incurred pursuant to this Section 3.4 and all costs associated with such claims by the IRS or any other taxing authority shall be borne solely by the Company.

3.5 Withholding. Payments under the Plan are subject to such federal, state and local income tax withholding and all other federal, state and local taxes as are applicable. The Company shall withhold from any payments it makes all applicable federal, state and local withholding taxes.

                                    ARTICLE 4

                                     CLAIMS

4.1 Claims Procedure. If the Participant has a claim for benefits which are not being paid, the Participant may file with the Committee a written claim setting forth the amount and nature of the claim, supporting facts, and the Participant's address. The Committee shall notify the Participant of its decision in writing by registered or certified mail within 30 days after its receipt of a claim, unless otherwise agreed to by the Participant. If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the Participant to realize the claim, and explain the claim review procedure under the Plan.

4.2 Claims Review Procedure. If the Participant's claim has been denied, the Participant or the Participant's duly authorized representative may file, within 60 days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the Participant in writing of its decision within 30 days after receipt of such request. In special circumstances, the Committee may extend for up to 15 additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the Plan provisions on which the decision is based. The decision of the Committee may be appealed only pursuant to Section 6.10.

                                    ARTICLE 5

                                 ADMINISTRATION

5.1 Plan Administrator. The Company shall be the Plan Administrator and shall administer the Plan through the Committee.

5.2 Powers. The Committee shall have the power to do all things necessary or convenient to effect the intent and purposes of the Plan, whether or not such powers are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have authority, in its judgment, to:

            (a) provide rules for the management, operation and administration of the Plan, and, from time to time, amend or supplement such rules;

            (b) construe the Plan in good faith to the fullest extent permitted by law;

            (c) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its reasonable discretion to carry the same into effect; and

            (d) make determinations as to the Participant's eligibility for benefits under the Plan, including determinations as to Cause and Good Reason.

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5.3   Binding Authority. The decisions of the Committee shall be final and conclusive for all purposes of the Plan, subject to any appeal or review pursuant to Section 4.2 or 6.10.

5.4 Exculpation. No member of the Board or Committee shall be directly or indirectly responsible or otherwise liable by reason of any action or default in connection with the Plan, or by reason of the exercise of or failure to exercise any power or discretion in connection with the Plan, except for any action, default, exercise or failure to exercise in connection with the Plan resulting from such member's bad faith, gross negligence or willful misconduct. No member of the Board or Committee shall be liable in any way for the acts or defaults of any other member of the Board, or any of its advisors, agents or representatives.

5.5 Indemnification. The Company shall indemnify and hold harmless each member of the Board and Committee against any and all expenses and liabilities in connection with the Plan arising out of his membership on the Board or Committee, except for expenses and liabilities arising out of a member's bad faith, gross negligence or willful misconduct.

5.6 Compensation and Expenses. Members of the Board or Committee who are employees of the Company shall not receive any compensation for their services rendered as such members in connection with the Plan. The Company shall pay for all expenses of the Board and Committee and their respective members reasonably incurred in connection with the Plan, including but not limited to legal expenses.

5.7 Information. The Company shall furnish to the Committee in writing all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Plan. Such information shall be conclusive for all purposes of the Plan, and the Committee shall be entitled to rely thereon without any investigation thereof.

                                    ARTICLE 6

                               GENERAL PROVISIONS

6.1   Funding of Obligations.

            (a) Except as provided in Section 6.1(b), all benefits payable under the Plan shall be paid out of the general assets of the Company. Except as provided in Section 6.1(b), any Participant who may have or claim any interest in or right to any compensation, payment or benefit payable hereunder, shall have solely the status of a general unsecured creditor of the Company and the Plan constitutes a mere promise by the Company to make benefit payments in the future. Except as provided in
                  Section 6.1(b), nothing herein contained shall be construed to give to or vest in the Participant or any other Person now or at any time in the future, any right, title, interest or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract or other property of any kind whatsoever owned by the Company, or in which the Company may have any right, title or interest now or at any time in the future. It is the intention of the Company and the Participant that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

            (b) (i) Notwithstanding Section 6.1(a), not later than one day prior to the day on which a transaction that will result in a Change of Control is to be consummated (or if the Company does not know about the transaction that will result in a Change of Control until after it occurs, not later than five days after the Company should reasonably be expected to know about the transaction), the Company shall cause to be issued an Irrevocable Standby Letter of Credit (the "Letter of Credit") in favor of the Participant in order to provide the Participant with the Severance Amount, Benefits and Gross-Up Payment payable under the Plan in the event the Company cannot or will not pay such amounts. The bank or other financial institution (the "Bank") that will issue the Letter of Credit shall be chosen by the Committee or any individual to whom the Committee delegates that responsibility, but must be organized under the laws of the United States of America or any agency or instrumentality thereof or under the laws of any state thereof and have a combined capital and surplus of at least $100,000,000. The

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                  Company shall maintain the Letter of Credit until the earlier of the date the Participant is no longer entitled to payments under the Plan or the date of deposit of the entire amount of the Letter of Credit into escrow as contemplated by Section 6.1(b)(iii). The expenses of establishing and maintaining the Letter of Credit shall be paid solely by the Company.

                  (ii) The Letter of Credit shall be in an amount equal to the Company's total potential liability to the Participant pursuant to Section 3 for the Severance Amount, Benefits and Gross-Up Payment. The amount of the Letter of Credit shall be determined by the Company acting in good faith. If the Participant becomes entitled to receive payments under the Plan because of an Involuntary Termination and the Company fails to make the payments required by the Plan, the payments will be paid out of the Letter of Credit in accordance with the procedure set forth in Section 6.1(b)(iii) below. If the amount of the Letter of Credit is not sufficient to satisfy the total amount payable to the Participant under Section 3 for the Severance Amount, Benefits and Gross-Up Payment, the Company shall pay the additional amount necessary to satisfy such total amount payable from its general assets.

                  (iii) If the Participant becomes entitled to receive payments under the Plan because of an Involuntary Termination and the Company fails to make the payments required by the Plan within 3 business days of the Company's receipt of a demand for payment from the Participant, the Participant may draw on the Letter of Credit by providing written notice (a "Draw Notice") requesting a draw on the Letter of Credit to both the Bank and the Company (return receipt required) specifying the amount to be drawn (the "Draw Amount"). The Letter of Credit shall require the Participant to certify in the Draw Notice as a condition to receipt of the Draw Amount that (A) he is entitled to receive payments under the Plan, (B) the Company has failed to make such payments and (C) the Participant is entitled to draw on the Letter of Credit pursuant to the terms of the Plan. Immediately upon receipt of a Draw Notice containing those certifications, the Bank shall pay to the Participant the amount set forth in the Draw Notice by wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Participant in the Draw Notice.

                  (iv) Notwithstanding the foregoing provisions, the Company may establish an alternative funding arrangement mutually acceptable to the Company and the Participant to fund the amounts payable under the Plan.

6.2 Other Rights. The Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other written plan, contract, arrangement, or pension, profit sharing or other compensation plan; provided, however, that, from and after a Change of Control and so long as the Plan is in effect, the Participant shall not be entitled to any severance benefits under any other plan or policy of the Company or any other agreement between the Participant and the Company, including any salary continuation or other post-termination benefits under an employment agreement between the Participant and the Company, with respect to any termination of employment for which the Participant is entitled to benefits under the Plan. For purposes of the prohibition of duplicative benefits under this Section 6.2, benefits under a vacation or sick pay policy, if any, shall not be deemed to be severance benefits.

6.3 Release. Notwithstanding any other provision of the Plan, the Participant shall execute a release in form and substance reasonably acceptable to the Company with respect to any employment or other agreement and all claims the Participant may have with or against the Company or any Subsidiary as a condition to the receipt of the Severance Amount payable under the Plan.

6.4 Amendment or Termination. The Plan may be amended, modified, suspended, or terminated (any such action, a "Revision") by the Company at any time and from time to time by action of the Board; provided, however, that any Revision made on or after June 2, 2005 shall be effective (a) with respect to the Participant, only if the Participant has been given at least 365 days advance written notice of the Revision and the Revision is made effective as of an anniversary date of June 2, 2005, or (b) if the Participant has given prior written consent to such Revision.

6.5 Severability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby and shall continue in effect and application to its fullest extent.

6.6 No Employment Rights. None of the establishment of the Plan, any provisions of the Plan, or any action of the Board or the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Company. Subject to any applicable employment agreement, the Company reserves the right to dismiss the Participant, or otherwise deal with the Participant, to the same extent as though the Plan had not been adopted.

6.7 Incapacity. If the Committee determines that the Participant is unable to care for his or her affairs because of illness or accident, any benefit due the Participant may be paid to the Participant's spouse or to any other Person deemed by the Committee to have incurred expense for the Participant (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

6.8 Transferability of Rights. The Company shall have the unrestricted right to transfer its obligations under the Plan with respect to the Participant to any Person, including, but not limited to, any purchaser of all or any part of the Company's business. The Company shall cause the Plan to be assumed by any successor of the Company, whether such succession occurs by merger, asset acquisition, or otherwise. The Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant shall, in the sole discretion of the Committee (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the Participant to any portion of the Plan benefits not previously paid.

6.9 Governing Law. The Plan shall be construed, administered, and enforced according to the laws of the State of Ohio without regard to principles of conflicts of law, except to the extent that such laws are preempted by the federal laws of the United States of America.

6.10 Arbitration of All Disputes. Any controversy or claim arising out of or relating to the Plan, after exhaustion of the procedures under Article IV, shall be settled exclusively by arbitration in the City of Cleveland, Ohio. The arbitration shall be conducted in accordance with the then existing rules of the American Arbitration Association. The arbitrator(s) shall not have the power to add to or delete from or otherwise amend the provisions of the Plan. If the Participant is dissatisfied with the written decision of the Committee under Section 4.2, the Participant shall have the right to appeal the matter to arbitration pursuant to this
      Section 6.10. A demand for arbitration must be submitted in writing to the Committee within 120 days after receipt of the Committee's written decision under Section 4.2. If an arbitration is demanded, the Committee shall submit to the arbitrator(s) a certified copy of the record upon which the Committee's decision was made. The decision rendered by the arbitrator(s) shall be final and binding upon all parties. The costs and expenses of the arbitration shall be borne by each respective party; provided, however, that the arbitrator(s) shall award costs and expenses to the Participant if the Participant is the prevailing party. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

6.11 Gender Neutrality. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

6.12 Effective Date. The Plan as amended and restated shall be effective June 2, 2005.

                             BOYKIN LODGING COMPANY

                             By: /s/ Robert W. Boykin
                                 -----------------------------
                             Title: Chief Executive Officer